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                                   EXHIBIT 2.1

                           SECOND AMENDED AND RESTATED
                                 PLAN OF MERGER

         THIS SECOND AMENDED AND RESTATED PLAN OF MERGER (the "Plan") is dated as of April 18, 2002, and is by and between DAKOTA GROWERS PASTA COMPANY (the "North Dakota Cooperative") and DAKOTA GROWERS PASTA RESTRUCTURING COOPERATIVE ("Colorado Cooperative"), each of which may be referred to herein as a "Constituent Cooperative" and both of which may be collectively referred to herein as the "Constituent Cooperatives."

         WHEREAS, the North Dakota Cooperative and the Colorado Cooperative have entered into a certain Plan of Merger, dated as of January 31, 2002, as amended and restated by a certain Amended and Restated Plan of Merger, dated as of March 12, 2002, which the Constituent Cooperatives desire to amend and restate hereby.

         WHEREAS, the North Dakota Cooperative is a cooperative association organized under Section 10-15 of the North Dakota Cooperative Association Act (the "North Dakota Act"); and Colorado Cooperative is a cooperative association organized under Title 7, Article 56 of the Colorado Revised Statutes, as amended (the "Colorado Cooperative Act"), and is a wholly owned subsidiary of the North Dakota Cooperative. The North Dakota Act and the Colorado Cooperative Act may be referred to herein collectively as the "Acts."

         WHEREAS, the Board of Directors of the North Dakota Cooperative, the Board of Directors of the Colorado Cooperative, the members of the North Dakota Cooperative and the Board of Directors of the North Dakota Cooperative, as the sole member of the Colorado Cooperative, each has approved and adopted this Plan and the transactions contemplated hereby in the manner required by their respective Articles of Incorporation and Bylaws, and the appropriate sections of the Acts.


         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements of the parties contained herein, the parties hereto agree as follows:


         SECTION 1. THE MERGER. The North Dakota Cooperative and Colorado Cooperative shall combine through merger (the "Dakota Merger") in accordance with the applicable provisions of the Acts, and Colorado Cooperative shall be the surviving cooperative and shall continue to exist as a Colorado cooperative association by virtue of, and shall be governed by, the Colorado Cooperative Act.


         SECTION 2. ARTICLES OF MERGER. As soon as practicable following satisfaction or waiver of all conditions to the consummation of the Dakota Merger, the articles of merger (the "Articles of Merger") and a statement of merger ("Statement of Merger") shall be executed in compliance with Section 10-15 of the North Dakota Act and Title 7, Article 56 of the Colorado Cooperative Act, respectively. The Articles of Merger shall be filed with the Secretary of State of the State of North Dakota and the Statement of Merger shall be filed with the Secretary of State of the State of Colorado, or as otherwise required by the Acts.


         SECTION 3. EFFECT OF MERGER. From and after the effective time of the Dakota Merger, without any further action by the Constituent Cooperatives or any of their respective members: (a) Colorado Cooperative, as the surviving cooperative in the Dakota Merger, shall have all of the rights, privileges, immunities and powers, and shall be subject to all the duties and liabilities, of a cooperative organized under the Colorado Cooperative Act;
(b) Colorado Cooperative, as the surviving cooperative in the Dakota Merger, shall possess all of the rights, privileges, immunities and franchises, of a public as well as a private nature, of each Constituent Cooperative, and all property, real, personal and mixed, and all debts due on whatever account, including all choices in action, and each and every other interest of or belonging to or due to each Constituent Cooperative, shall be deemed to be and hereby is vested in Colorado Cooperative, without further act or deed, and the title to any property, or any interest therein, vested in either Constituent Cooperative, shall not revert or be in any way impaired by reason of the Dakota Merger; (c) Colorado Cooperative shall be responsible and liable for all of the liabilities and obligations of each Constituent Cooperative, and any claim existing or action or proceeding pending by or against one of the Constituent Cooperatives may be prosecuted as if the Dakota Merger had not taken place or Colorado Cooperative may be substituted in its place; (d) neither the rights of creditors nor any liens upon the property of either of the Constituent Cooperatives shall be impaired by the Dakota Merger; and (e) the Dakota Merger shall have any other effect set forth in the Acts and the Second Amended and Restated Transaction Agreement dated April 18, 2002, between the North Dakota Cooperative, Colorado Cooperative, Dakota Growers Corporation (the "Colorado Corporation"), a Colorado corporation, and Dakota Growers Restructuring Company, Inc., (the "North Dakota Corporation"), a North Dakota corporation (the "Transaction Agreement"), in each case with the effect and to the extent provided in the applicable provisions of the Acts.


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         SECTION 4. ARTICLES OF INCORPORATION AND BYLAWS. From and after the effective time of the Dakota Merger, pursuant to the Articles of Merger and without any further action by the Constituent Cooperatives or any of their respective members, the Articles of Incorporation of Colorado Cooperative in effect immediately prior to the effective time of the Dakota Merger, shall be the Articles of Incorporation of Colorado Cooperative, as the surviving cooperative in the Dakota Merger (the "Surviving Entity Articles"). From and after the effective timeof the Dakota Merger, without any further action by the Constituent Cooperatives or any of their respective members, the Bylaws of Colorado Cooperative in effect immediately prior to the effective time of the Dakota Merger, shall be the Bylaws of Colorado Cooperative, as the surviving cooperative in the Dakota Merger (the "Surviving Entity Bylaws"). A copy of the Surviving Entity Articles of Incorporation and Bylaws has been provided to the respective members of each Constituent Cooperative.



         SECTION 5. BOARD OF DIRECTORS AND OFFICERS. From and after the effective time of the Dakota Merger, without any further action by the Constituent Cooperatives or any of their respective members, each person serving as a director or an officer of the North Dakota Cooperative immediately prior to the effective time of the Dakota Merger shall become a director or an officer of Colorado Cooperative, as the surviving cooperative in the Dakota Merger, (in the case of officers, holding the same office in Colorado Cooperative as they held in the North Dakota Cooperative immediately prior to the effective time of the Dakota Merger,) to serve in accordance with the Surviving Entity Bylaws. The directors and officers of Colorado Cooperative immediately prior to the effective time of the Dakota Merger shall resign their positions as directors and officers of Colorado Cooperative as of the effective time of the Dakota Merger.



         SECTION 6. EXCHANGE, REDESIGNATION AND CONVERSION AND
CONTINUATION OF CAPITAL STOCK, NON-STOCK EQUITY INTERESTS, PATRONS' EQUITIES AND MEMBERSHIPS. At the effective time of the Dakota Merger, the manner and basis of exchanging and continuing the shares of capital stock, non-stock equity interests, units of equity participation, non-voting units of equity participation, patronage equity interests and options (including all entitlements to patronage refunds), any other allocated equity interests, and unallocated and capital reserves of the North Dakota Cooperative and Colorado Cooperative (all such interests referred to herein as "North Dakota Cooperative Equity Interests" or "Colorado Cooperative Equity Interests", respectively), and membership interests in the North Dakota Cooperative and Colorado Cooperative, for equal Equity Interests and membership interests in Colorado Cooperative, shall be as follows:



         (a) EXCHANGE AND CONTINUATION OF NORTH DAKOTA COOPERATIVE MEMBERSHIPS. At the effective time of the Dakota Merger, without any further action by the Constituent Cooperatives or any of their respective members, each holder of Membership Stock, $125 par value per share, of the North Dakota Cooperative shall become and be a member of Colorado Cooperative, to the extent they are eligible for membership under the Surviving Entity Articles and the Surviving Entity Bylaws, in such class and with such incidents of membership as are set forth in the Surviving Entity Articles and the Surviving Entity Bylaws.



         (b) COLORADO COOPERATIVE MEMBERSHIPS. As of the effective time of the Dakota Merger, without any further action by the Constituent Cooperatives or any of their respective members, the North Dakota Cooperative, as the sole member of Colorado Cooperative immediately prior to the effective time of the Dalota Merger, shall cease to exist by operation of the Dakota Merger and shall cease to be a member of Colorado Cooperative.



         (c) EXCHANGE AND CONTINUATION OF NORTH DAKOTA COOPERATIVE EQUITY INTERESTS. As of the effective time of the Dakota Merger, without any further action by the Constituent Cooperatives or any of their respective members, all North Dakota Cooperative Equity Interests standing on the books of the North Dakota Cooperative immediately prior to the effective time of the Dakota Merger shall be determined and exchanged for equal Colorado Cooperative Equity Interests in Colorado Cooperative at its stated dollar amount on a dollar-for-dollar basis, including as follows:



         (i) MEMBERSHIP STOCK. Each share of Membership Stock, $125 par value per share, of the North Dakota Cooperative issued and outstanding immediately prior to the effective time of the Dakota Merger shall cease to be outstanding and shall be exchanged for one (1) share of Membership Stock, $125 par value per share, of Colorado Cooperative.



         (ii) EQUITY STOCK. Each share of Equity Stock, $2.50 par value per share, of the North Dakota


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                 Cooperative issued and outstanding immediately prior to the effective time of the Dakota Merger shall cease to be outstanding and shall be exchanged for one (1) share of Equity Stock, $2.50 par value per share, of Colorado Cooperative.



         (iii) SERIES A 6% REDEEMABLE NON-CUMULATIVE PREFERRED STOCK. Each share of Series A 6% Redeemable Non-Cumulative Preferred Stock, $100 par value per share, of the North Dakota Cooperative issued and outstanding immediately prior to the effective time of the Dakota Merger shall cease to be outstanding and shall be exchanged for one (1) share of Series A 6% Redeemable Cumulative Preferred Stock, $100 par value per share, of Colorado Cooperative.



         (iv) SERIES B 2% REDEEMABLE NON-CUMULATIVE PREFERRED STOCK. Each share of Series B 2% Redeemable Non-Cumulative Preferred Stock, $100 par value per share, of the North Dakota Cooperative issued and outstanding immediately prior to the effective time of the Dakota Merger shall cease to be outstanding and shall be exchanged for one (1) share of Series B 2% Redeemable Non-Cumulative Preferred Stock, $100 par value per share, of Colorado Cooperative.



         (v)     SERIES C 6% CONVERTIBLE NON-CUMULATIVE PREFERRED STOCK.
                 Each share of Series C 6% Convertible Non-Cumulative Preferred Stock, $100 par value per share, of the North Dakota Cooperative issued and outstanding immediately prior to the effective time of the Dakota Merger shall cease to be outstanding and shall be exchanged for one (1) share of Series C 6% Convertible Non-Cumulative Preferred Stock, $100 par value per share, of Colorado Cooperative.



         (vi) OPTIONS TO PURCHASE SERIES C 6% CONVERTIBLE NON-CUMULATIVE PREFERRED STOCK. Each option to purchase shares of Series C 6% Convertible Non-Cumulative Preferred Stock, $100 par value per share, of the North Dakota Cooperative which have been granted and which have not been exercised immediately prior to the effective time of the Dakota Merger shall cease to be exercisable and shall be exchanged for an option to purchase a like number of shares of Series C 6% Convertible Non-Cumulative Preferred Stock, $100 par value per share, of Colorado Cooperative.



         (vii) PATRONAGE EQUITY INTERESTS AND UNITS OF EQUITY PARTICIPATION. All patronage refunds (qualified and non-qualified), units of equity participation and non-voting units of equity participation and any other allocated or to be allocated patronage equity interests (including all entitlements thereto) standing on the books of the North Dakota Cooperative immediately prior to the effective time of the Dakota Merger (which are not otherwise evidenced by capital stock) shall be exchanged for equal patronage refunds, units of equity participation and non-voting units of equity participation, and allocated or to be allocated equity interests, entitlements to patronage refunds, or other equal patronage equity interests on the books of Colorado Cooperative, at their stated dollar amount on a dollar-for-dollar basis, and in such denominations or other designations or series so as to preserve the year of issue (as Colorado Cooperative deems necessary) and other terms and conditions of the original issuance; and each unit of equity participation so exchanged shall be subject on the books of Colorado Cooperative to the same obligation for loss allocation as standing on the books of the North Dakota Cooperative immediately prior to the effective time of the Dakota Merger.



         (viii) NET EFFECT. The net effect of the exchange of North Dakota Cooperative Equity Interests for equal Colorado
                  Cooperative Equity Interests shall be that the holders of North Dakota Cooperative Equity Interests standing on the books of the North Dakota Cooperative immediately prior to the effective time of the Dakota Merger shall hold and will have equal Colorado Cooperative Equity Interests immediately following the effective time of the Dakota Merger, in terms of stated dollar amount on a dollar-for-dollar basis, year of issue (as determined necessary), loss allocation obligations and any other rights and preferences, and that the deferred patronage, unallocated reserves and other unallocated North Dakota Cooperative Equity Interests, as standing on its books immediately prior to the effective time of the Dakota Merger, shall be exchanged and credited for an equal Colorado Cooperative Equity Interest immediately following the effective time of the Dakota Merger, in terms of stated dollar amount on a dollar-for-dollar basis and other rights and preferences.



         (d) NORTH DAKOTA COOPERATIVE EQUITY INTERESTS. All shares of Membership Stock,


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         $125 par value per share, Equity Stock, $2.50 par value per share,
         Series A 6% Redeemable Non-Cumulative Preferred Stock, $100 par value per share, Series B 2% Redeemable Non-Cumulative Preferred Stock, $100 par value per share, Series C 6% Convertible Non-Cumulative Preferred Stock, $100 par value per share, and options to purchase Series C 6% Convertible Non-Cumulative Preferred Stock, $100 par value per share, on the books of North Dakota Cooperative immediately prior to the effective time of the Dakota Merger shall be cancelled and shall cease to exist.



         (e) COLORADO COOPERATIVE EQUITY INTERESTS. Prior to the effective time of the Dakota Merger, the North Dakota Cooperative is the sole member of Colorado Cooperative and all equity interest of any and every nature in Colorado Cooperative is owned by and held in the name of the North Dakota Cooperative. At the effective time of the Dakota Merger, the North Dakota Cooperative, as the merging entity, shall merge with and into Colorado Cooperative and shall cease to exist in its own right. All Colorado Cooperative Equity Interests of any and every nature standing on the books of Colorado Cooperative and held by the North Dakota Cooperative immediately prior to the effective time of the Dakota Merger shall be cancelled.


         (f) SURVIVING ENTITY ARTICLES AND BYLAWS TO GOVERN. Membership in Colorado Cooperative and all Colorado Cooperative Equity Interests, whether issued or credited in exchange for North Dakota Cooperative Equity Interests or continued with respect to Colorado Cooperative Equity Interests as described above, shall in all instances be governed by the provisions of the Surviving Entity Articles and the Surviving Entity Bylaws.

         (g) FURTHER ASSURANCES OF HOLDERS OF EQUITY. Each holder of North Dakota Cooperative Equity Interests and each holder of Colorado Cooperative Equity Interests shall take such action or cause to be taken such action as Colorado Cooperative may reasonably deem necessary or appropriate to effect the exchange and continuation of the equity interests hereunder, including without limitation the execution and delivery of any stock certificates or other evidences of equity being exchanged or continued hereunder.



         SECTION 7. FURTHER ASSURANCES. From time to time and after the effective time of the Dakota Merger, as and when requested by Colorado Cooperative, or its successors or assigns, the North Dakota Cooperative shall execute and deliver or cause to be executed and delivered all such deeds and other instruments, and shall take or cause to be taken all such further action or actions, as Colorado Cooperative, or its successors or assigns, may deem necessary or desirable in order to vest in and confirm to Colorado Cooperative, or its successors or assigns, title to and possession of all of the properties, rights, privileges, powers and franchises referred to in
Section 3 of this Plan, and otherwise to carry out the intent and purposes of this Plan. If Colorado Cooperative shall at any time deem that any further assignments or assurances or any other acts are necessary or desirable to vest, perfect or confirm of record or otherwise the title to any property or to enforce any claims of the North Dakota Cooperative or Colorado Cooperative vested in Colorado Cooperative pursuant to this Plan, the officers of Colorado Cooperative or its successors or assigns, are hereby specifically authorized as attorneys-in-fact of each the North Dakota Cooperative and Colorado Cooperative (which appointment is irrevocable and coupled with an interest), to execute and deliver any and all such deeds, assignments and assurances and to do all such other acts in the name and on behalf of each the North Dakota Cooperative and Colorado Cooperative, or otherwise, as such officer shall deem necessary or appropriate to accomplish such purpose.



         SECTION 8. GOVERNING LAW. This Plan shall be governed by and construed in accordance with the laws of the State of Colorado. In addition, this Plan complies with the requirements of the laws of the State of North Dakota.



         IN WITNESS WHEREOF, this Plan has been agreed to and executed by the duly authorized representatives of the North Dakota Cooperative and Colorado Cooperative, as of the date first set forth above.


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                                    DAKOTA GROWERS PASTA COMPANY


                                            /s/   John S. Dalrymple, III
                                    -------------------------------------------
                                    By:     John S. Dalrymple, III
                                       ----------------------------------------
                                    Its:    Chairman
                                        ---------------------------------------


                           DAKOTA GROWERS PASTA RESTRUCTURING COOPERATIVE



                                            /s/   John S. Dalrymple, III
                                    -------------------------------------------
                                    By:     John S. Dalrymple, III
                                       ----------------------------------------
                                    Its:    Chairman
                                        ---------------------------------------



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